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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Access Beyond, Inc. on Form S-1 of our report dated October 17, 1995 (February 9, 1996 as to the first three paragraphs of Note 12; June 16, 1996, as to the fourth paragraph of Note
12) relating to the financial statements of Penril DataComm Networks, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Washington, DC
August 23, 1996